August 27, 2001

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE: Safe Transportation Systems, Inc.

We have read the statements that we understand Safe Transportation Systems, Inc. (the "Company") will include under Item 4 of the Form 8K report it will file regarding the change of auditors.

We do not agree with the statements made regarding our firm.

On June 11, 2001, the firm of Sweeney, Gates & Co. ended their relationship with the Company for the following reasons:

1.) The Company filed a quarterly review for the period ended March 31, 2001. Sweeney, Gates & Co. was not engaged to review the financial statements and, if not engaged to review the financial statements, did not want the reader to assume the firm had reviewed the financial statements.

2.) The Company stopped payment on the check it tendered to us pursuant to the terms of our engagement letter immediately after the audit report was released. After repeated requests for payment, the Company has not paid for the audit services.

We have no basis to agree or disagree with other statements made under Item 4.

Very truly yours,


By: /s/ Sweeney, Gates & Co.
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        Sweeney, Gates & Co.